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                                                                     EXHIBIT 5.1

                                Winston & Strawn
                              35 West Wacker Drive
                            Chicago, Illinois 60601


                               October 16, 1998


Board of Directors
Brookdale Living Communities, Inc.
77 West Wacker Drive
Suite 4400
Chicago, Illinois 60601

          Re:  Form S-3 Registration Statement
               -------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Brookdale Living Communities, Inc., a Delaware corporation (the "Company"), and are rendering this opinion in connection with the Form S-3 Registration Statement (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of a presently indeterminate number of shares (the "Shares") of the Company's outstanding Common Stock, par value $0.01 per share, which Och-Ziff Capital Management, L.P., a Delaware limited partnership ("Och-Ziff"), may obtain upon an exchange or exchanges of principal and accrued interest pursuant to the terms of a $20,000,000 exchangeable note issued to Och-Ziff by Prime Group VI, L.P., an Illinois limited partnership and the current owner of the Shares, and which Och-Ziff may thereafter offer and sell from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

          In connection with this opinion, we have examined such corporate records, certificates and documents and such matters of law as we have deemed necessary or appropriate as a basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and
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Board of Directors
Brookdale Living Communities, Inc.
October 16, 1998
Page 2


representations of officers and other representatives of the Company and others.

          Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by the requisite corporate action on the part of the Company and that the Shares are validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

          This opinion is rendered as of the date hereof, and we undertake no, and disclaim any, obligation to advise you of any changes in any matter set forth herein, regardless of whether changes in such matters come to our attention after the date hereof. This opinion is furnished to you solely for your benefit in connection with the registration of the Shares and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

          We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are "experts" within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                    Very truly yours,


                                    /s/ WINSTON & STRAWN


                                    WINSTON & STRAWN